SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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SKINS INC.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SKINS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Skins Inc., a Nevada corporation (the “Company”), to be held at the Company’s at offices of the Company’s legal counsel, K&L Gates, located at 599 Lexington Avenue, New York, NY, 10022, on September 28, 2007 at 10:00 a.m., Eastern Standard Time.

The Annual Meeting of the Company is being held for the following purposes:

1.  To elect five members to the Board of Directors to serve for a one-year term as Directors;

2.  To approve an amendment of the Company’s 2005 Incentive Plan to increase by 1,625,000 shares, to a total of 5,000,000 shares the number of shares of the Company that are available for issuance under the 2005 Incentive Plan;

3. To ratify the appointment of Mahoney Cohen & Company, CPA, P.C., as the independent registered public accounting firm of the Company for the year ending December 31, 2007; and

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote “for” each of the nominees and for each proposal listed above.

The Board of Directors has fixed the close of business on August 6, 2007 as the record date (the “Record Date”) for determining those stockholders who will be entitled to vote at the Annual Meeting.

The Company’s Annual Report to Stockholders for the year ended December 31, 2006 is enclosed with this notice. The following proxy statement and enclosed proxy card is being sent to each stockholder as of the Record Date. You are cordially invited to attend the Annual Meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy card and return it in the enclosed postage paid envelope. The giving of this proxy card will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy card promptly to avoid the expense of additional proxy solicitation.

FOR THE BOARD OF DIRECTORS

Deborah A. Gargiulo
Corporate Secretary

Dated: August 31, 2007
New York, New York

SKINS INC.

PROXY STATEMENT

For Annual Meeting to be Held
September 28, 2007 at 10:00 a.m. Eastern Standard Time

This proxy statement is delivered to you by Skins Inc. (the “Company” or “Skins”), a Nevada corporation, in connection with the Annual Meeting of Stockholders of the Company to be held on September 28, 2007 at 10:00 a.m. Eastern Standard Time at offices of the Company’s legal counsel, K&L Gates, located at 599 Lexington Avenue, New York, NY, 10022 (the “Annual Meeting”). The approximate mailing date for this proxy statement and the enclosed proxy is September 6, 2007.

The purpose of the Annual Meeting is to seek stockholder approval of three proposals: (i) electing five directors to the Board of Directors, (ii) approving amendment of the Company’s 2005 Incentive Plan to increase by 1,625,000 shares, to a total of 5,000,000 shares the number of shares of the Company that are available for issuance under the 2005 Incentive Plan; and (iii) ratifying the appointment of Mahoney Cohen & Company, CPA, P.C. (“Mahoney Cohen”), as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

Who May Vote

Holders of common stock of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. There were 40,961,292 shares of common stock outstanding as of the Record Date. Each share of common stock is entitled to one vote, and the presence in person or by proxy of holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum for the Annual Meeting. A quorum must have been established in order to consider any matter. Pursuant to Section 78.330 of the Nevada General Corporation Law, a plurality of the shares voting at the Special Meeting is required to elect directors. This means that if there are more nominees than the five positions to be filled, the five nominees who receive the most votes will be elected. All other proposals require the affirmative “for” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the Annual Meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

Voting Your Proxy

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted (i) for the election of the nominees for director named herein, for approval of amending of the Company’s 2005 Incentive Plan to increase by 1,625,000 shares, to a total of 5,000,000 shares the number of shares of the Company that are available for issuance under the 2005 Incentive Plan; and (ii) for the ratification of the appointment of Mahoney Cohen as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

Revoking Your Proxy

Any proxy given may be revoked at any time prior to its exercise by notifying the Corporate Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Annual Meeting. The Company’s principal executive office is located at 1115 Broadway, 12th Floor, New York, NY 10010.

Solicitation of Proxies

The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition, the officers and other regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of the common stock of the Company.

Delivery of Proxy Materials to Households

Only one copy of the Company’s Annual Report for the fiscal year ended December 31, 2006 and Proxy Statement will be delivered to an address where two or more stockholders reside unless the Company has received contrary instructions from a stockholder at such address. A separate proxy card will be delivered to each stockholder at such shared address.

If you are a stockholder who lives at a shared address and you would like additional copies of the Company’s Annual Report for the fiscal year ended December 31, 2006, this Proxy Statement, or any future annual reports or proxy statements, contact the Corporate Secretary at (212) 710-2712 or 1115 Broadway, 12th Floor, New York, NY, and the Company will promptly mail you copies.

Interest of Executive Officers and Directors

None of the Company’s executive officers or directors have any interest in any of the matters to be acted upon at the Annual Meeting, except, that, with respect to each director, to the extent that a director is named as a nominee for election to the Board of Directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Board of Directors is elected for a one-year term and thereafter until their successors are duly elected and qualified or until their death, resignation or removal. Directors are elected annually at the Annual Meeting. The Company’s Bylaws provide for a variable Board of Directors with a range of between one and fifteen members. The Company currently has five members on its Board of Directors. The Company’s Bylaws give the Board of Directors the authority to establish, increase or decrease the number of directors.

Unless otherwise directed by stockholders within the limits set forth in the Bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of Mark Klein, Michael J. Rosenthal, Stephen Hochberg, Steven Reimer, and Frank Zambrelli, who are currently members of the Company’s Board of Directors. The Company has been advised by these persons of their availability and willingness to serve if elected. In the event that any of these persons becomes unavailable or unable to serve as a member of the Company’s Board of Directors prior to the voting, the proxy holders will refrain from voting for them or will vote for a substitute nominee in the exercise of their best judgment.

The Board of Directors recommends a vote “for” these director-nominees.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The persons named below will be nominated for election as directors of the Company at this Annual Meeting to serve until the next Annual Meeting and until their successors are elected and have qualified. Each of the nominees is currently a director of the Company. The Board of Directors, as a whole, identifies director nominees, evaluating candidates based on the requirements set forth in the Company’s Bylaws and applicable regulatory requirements.

Name	Age	Year First Appointed Director	Positions
Mark Klein	32	2005	President, Chief Executive Officer, Director
Michael J. Rosenthal	63	2005	Director and Chairman of the Board
Stephen Hochberg	59	2005	Director
Steve Reimer	63	2005	Director
Frank Zambrelli	40	2007	Director

The following are biographical summaries for the Company’s nominees for election as directors:

Mark Klein. Mr. Klein began working on the business concept behind the predecessor of Skins Footwear Inc. in 2002 and was appointed President and Chief Executive Officer of Skins Footwear Inc. on May 18, 2004. From 2001 to 2002, Mr. Klein served as the Sales Director on ICQ Mobile, the mobile instant messaging division of AOL Time Warner, where he set sales and marketing strategies for ICQ's Value Added Service (VAS) wireless operations and handled technical and marketing deployments and workshops with operators. From 1999 to 2000, he acted as a senior marketing and sales executive for both Comverse Network Systems and Oraios.com, where he directed, created and implemented sales and marketing initiatives. Mr. Klein launched his executive career from 1997 through 1999 as the Sales Director of Convertbond.com, where he managed the business development and sales strategy for the online financial portal.

Michael J. Rosenthal. Mr. Rosenthal was appointed Chairman of the Board of Directors of Skins Footwear Inc. in October 2005. As of February 2006 Mr. Rosenthal was appointed Chairman and CEO of Bill Blass NY. Since 1986, Mr. Rosenthal has served as Chairman and President of M.J. Rosenthal and Associates, Inc., an investment and consulting company. From 1984 to 1986, Mr. Rosenthal was a partner and managing director of Wesray Capital Corporation, an equity investment firm. From 1976 to 1984 , Mr. Rosenthal served as a partner and a Managing Director of the Mergers and Acquisitions Department of Donaldson, Lufkin & Jenrette, Inc. an investment banking firm. During 2002 and 2003, Mr. Rosenthal served as Chief Restructuring Officer for Foster Wheeler Ltd. Mr. Rosenthal also serves as a director of MAXXAM, Inc., The Pacific Lumber Company, Nobel Learning Communities, Inc. and as a director and Treasurer of the Horticultural Society of New York. Over the last several years, Mr. Rosenthal has also served as Chairman, a director and/or Chief Executive Officer of a number of companies including American Vision Centers, Inc.; Northwestern Steel & Wire Company; Star Corrugated Box Co., Inc. Vector Distributors, Inc; Western Auto Supply Company; and Wilson Sporting Goods Company. Mr. Rosenthal was an honors graduate from the New York University Law School and Columbia University Graduate School of Business.

Stephen Hochberg. Mr. Hochberg was appointed to the Board of Directors of Skins Footwear Inc. in August 2005. Since 1999, Mr. Hochberg has served as Chief Executive Officer of Mage, LLC, an international business and management-consulting firm that has helped more than 600 companies achieve their organizational and strategic goals. Mage specializes in creating value through leadership coaching, team building, strategic planning, organizational development and financial counsel. Mage is committed to the continuous improvement of its clients' capabilities, offering a full menu of tailored management, organizational and financial advisory services.

Steve Reimer. Mr. Reimer joined Skins Inc. as a Director in October 2005. From 1986 to 2001, he served as Senior Vice President of Kohl's Department Store. From 2001 to the present, he has served as a consultant to B.T.M. Consulting. Mr. Reimer is also currently a board member of the Two Ten Footwear Foundation, a non-profit organization that provides educational and social services to individuals working in the footwear industry.

Frank Zambrelli. Mr. Zambrelli was appointed to the Board of Directors of Skins Inc. in January 2007. Mr. Zambrelli is a founder of Banfi Zambrelli, a leading fashion footwear design firm. As a Skins strategic business partner, Banfi Zambrelli has helped lead the direction of the Skins brand and will coordinate production design and oversee production and manufacturing of Skins footwear in Italy. Before founding Banfi Zambrelli in 2003 along with Silvano Banfi, Mr. Zambrelli has worked with a renowned group of clients including, Chanel, Cole- Haan and Coach. Currently, Mr. Zambrelli leads the creative direction for Calvin Klein footwear and serves as President of Judith Leiber as well as sitting on the Board of the prominent, New York based Fashion Institute of Technology.

Attendance of Directors at Board Meetings and Annual Meeting of Stockholders

The Board of Directors conducts board meetings regularly and conducts no less than five meetings each fiscal year, some of which are conducted telephonically. The Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders.

Committees of the Board of Directors

The Company’s Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by the Board of Directors as a whole. The Company is not required to maintain such committees under the rules applicable to companies that do not have securities listed or quoted on a national securities exchange or national quotation system. Since the Company does not currently have an audit committee, it also does not have an audit committee financial expert. The Company intends to charter audit, nominating and compensation committees in the near future.

Director Independence

As the Company is quoted on the OTC Bulletin Board and not one of the national securities exchanges, it is not subject to any director independence requirements.

Advisory Board

We currently have an advisory board that renders advisory services to us with respect to technical, financial and marketing matters, in addition to matters related to recruitment of personnel. The advisory board meets with our Board of Directors approximately six to eight times per year. Members of our advisory board are:

Bill Priakos. Mr. Priakos has served on our advisory board since October 2005. He has served as Vice President of Merchandising for the Dallas Cowboys Football Team for the past nine years.

Mark Itzkowitz. Mr. Itzkowitz has been President of Atsco Footwear LLC since July 2001 to the present day. Mr. Itzkowitz's expertise in sourcing, development and design of footwear product has been extensive in the footwear community over the last 35 years.

Family Relationships

There are no family relationships among the individuals comprising the Company’s Board of Directors, management or other key personnel.

Code of Business Conduct and Ethics

The Company has not adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions in that our sole officer and director serves in all the above capacities. The Board of Directors of the Company intends to adopt a Code of Business Conduct and Ethics in the near future.

Executive Compensation

Board of Directors Compensation Approval

Historically, the Company’s Board of Directors has determined the compensation to be paid to the its executive officers based on the Company’s financial and operating performance and prospects, level of compensation paid to similarly situated executives in comparably sized companies and the contributions made by each of the executive officers to the success of the Company. The Board of Directors has reviewed and approved the compensation awarded to the Company’s executive officers in the fiscal year ended December 31, 2006.

Summary Compensation Table

The following table sets forth information concerning the compensation for the year ended December 31, 2006 of our chief executive officer and other executive officers whose annual salary and bonus exceeded $100,000 in such years, collectively referred to as the Named Executive Officers. The table does not include the Company’s Chief Operating Officer, Antonio Pavan, and Chief Financial Officer, Deborah A. Gargiulo, who were hired in April 2007 and July 2007, respectively. The Company’s has agreed to pay an annual base salary of $225,000 to Mr. Pavan and $200,000 to Ms. Gargiulo.

		Annual Compensation
Name and Position	Year	Salary($)	Bonus ($)
Mark Klein(1)	2006	$150,000	25,000
President and Chief Executive Officer	2005	11,108	—

(1)
Mr. Klein was the President of Skin Shoes LLC, which was formed in 2004, and became the President and Chief Executive Officer of Skins Footwear Inc. in 2005. Mr. Klein was appointed President and Chief Executive Officer of Skins Inc. upon the closing of the Share Exchange Transaction on March 20, 2006.

Employment Agreements

In March 2006, we entered into an employment agreement with Mark Klein to serve as our President and Chief Executive Officer. The duration of the employment agreement is three years unless terminated earlier pursuant to the terms and conditions of the agreement. The agreement provides for a base salary of $150,000 per year and an annual incentive bonus of up to 50% of the base salary based on annual volume and net profit of our company. Pursuant to the terms of the employment agreement, Mr. Klein will not disclose to any third party any confidential information or trade secrets of our company during and after the term of the employment agreement. In addition, Mr. Klein agreed not to solicit away any customers or employees of our company during the term of the employment agreement and one year after the termination of his employment. Mr. Klein also agreed not to compete, either directly or indirectly, with the business of our company in the United States for a period of one year from the termination of his employment with us. As of January 1, 2007 the Company raised Mr. Klein’s base salary to $175,000 per year.

On April 13, 2007, we entered into an employment agreement with Mr. Pavan to serve as our Chief Operating Officer and Executive Vice President. Pursuant to the terms of the Agreement, we will employ Mr. Pavan for three years with successive one year automatic renewals unless either party provides 180 days advance notice of intent not to renew and we will pay Mr. Pavan an annual base salary of $225,000 with a cash bonus of up to 50% of the base salary at the discretion of the Board of Directors. Mr. Pavan is also eligible to receive up to $4,000 as a one time benefit in connection with the fees incurred in connection with the Agreement, paid vacation, and other benefits made available by us to its executives, including a company-owned or leased automobile. Furthermore, we granted Mr. Pavan 500,000 stock options pursuant to the company’s 2005 Incentive Plan at a strike price of $1.25, to encourage him to provide long-term services to the company and to encourage greater productivity and efficiency. The 500,000 stock options will vest over a three year period in equal 1/6 portions semi-annually and exercisable per share at an amount that is equal to the closing trading price of the Company’s common stock as of April 13, 2007. Upon a change of control of the Company, all options outstanding that have not previously vested or terminated will be immediately and fully vested and exercisable upon the date of the change of control.

The Company intends to enter into an employment agreement with its Chief Financial Officer, Deborah A. Gargiulo.

Skins 2005 Incentive Plan

In connection with the Share Exchange Transaction, we assumed the Skins 2005 Incentive Plan as the stock option plan of Skins Inc. The 2005 Incentive Plan provides for the granting of stock options, stock appreciation rights, restricted shares, and other stock-based awards for employees, directors and consultants. Immediately after the closing of the Share Exchange Transaction, we assumed share purchase options granted under the 2005 Incentive Plan to purchase an aggregate of 2,109,375 shares at an exercise price of $0.80 per share.

Grants of Plan-Based Awards in 2006

There were no option grants to Named Executive Officers in 2006.

Outstanding Equity Awards at 2006 Fiscal Year-End

There were no option exercises or options outstanding in respect to Named Executive Officers in 2006.

Option Exercises and Stock Vested in Fiscal 2006

There were no option exercises or stock vested in respect to Named Executive Officers in 2006.

Director Compensation for 2006

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Michael J. Rosenthal	100,000	None	100,000

Stephen Hochberg	10,000	30,745	40,745

Steve Reimer	10,000	30,745	40,745

We have an established policy to provide compensation to members of our Board of Directors for their services in that capacity. Directors are compensated $10,000 per year and are eligible for option grants for their services. Stephen Hochberg and Steven Reimer were each granted options to purchase 421,875 shares of our common stock in 2005. The options vest one-thirty sixth per month. In addition, the Chairman of our Board, Michael J. Rosenthal, receives $90,000 per year as compensation for his services. Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings. Messrs. Prikos and Itzkowitz, who sit on our advisory board, receive $2,500 per quarter and were granted options to purchase 421,875 share of our common stock.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, the Company did not have a standing compensation committee. The Board of Directors, as a whole, was responsible for the functions customarily performed by the compensation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of August 16, 2007 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. We had 40,961,292 outstanding shares of common stock, warrants to purchase 4,564,714 shares of common stock and options to purchase 3,734,375 shares of common stock as of August 16, 2007.

The following table sets forth certain information with respect to beneficial ownership of our common stock immediately after the closing of the share exchange transaction, by (i) each director, (ii) each executive officer, (iii) shareholders of 5% or more, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder's name, subject to community property laws, where applicable. Unless otherwise indicated in the table, the address of each stockholder listed in the table is c/o Skins Inc., 1115 Broadway, 12th Floor, New York, NY 10010.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
	Directors and Executive Officers:

Common Stock	Mark Klein President, Chief Executive Officer and Director	9,758,223	(1)	23.8%
Common Stock	Stephen Hochberg Director	507,611	(2)	1.2
Common Stock	Steve Reimer Director	269,531	(3)	*
Common Stock	Michael J. Rosenthal Director and Chairman	970,200	(4)	2.4
Common Stock	Frank Zambrelli Director	—		—
Common Stock	Antonio Pavan Chief Operating Officer and Executive Vice President	50,000	(5)
Common Stock	Deborah A. Gargiulo Chief Financial Officer	—		—
				*
Common Stock	Executive Officers and Directors as a group (6 persons)	11,660,311	(6)	27.8%

	5% or more Stockholders
Common Stock	Geoffrey Dubey(7)	3,118,743		7.6
Common Stock	Joshua Hermelin(7)	3,454,603		8.4

* Less than 1%.

(1)
Includes 706,068 shares of common stock that are held in escrow and subject to partial and full return to Skins Inc. contingent upon the number of share purchase warrants exercised by investors in Skins Inc. within a period of 30 months following the closing of private placements and the Share Exchange Transaction.

(2)
Includes 238,080 shares held by Mage Capital Partners LLC. Mr. Hochberg may be deemed to have voting and investment power over the shares held by Mage Capital Partners LLC. Mr. Hochberg disclaims beneficial ownership of the shares held by Mage Capital Partners LLC except to the extent of his pecuniary interest therein. The shares held by Mage Capital Partners LLC include 28,080 shares of common stock that are held in escrow and subject to partial and full return to Skins Inc. contingent upon the number of share purchase warrants exercised by investors in Skins Inc. within a period of 30 months following the closing of private placements and the Share Exchange Transaction. Also includes 269,531 shares underlying options currently exercisable or exercisable within 60 days of October 15, 2007.

(3)	Consists of shares underlying options currently exercisable or exercisable within 60 days of October 15, 2007.

(4)
Includes 70,200 shares of common stock that are held in escrow and subject to partial and full return to Skins Inc. contingent upon the number of share purchase warrants exercised by investors in Skins Inc. within a period of 30 months following the closing of private placements and the Share Exchange Transaction.

(5)	Consists of shares held by Mr. Pavan’s wife.

(6)	Includes 539,063 shares underlying options currently exercisable or exercisable within 60 days of October 15, 2007.

(7)
Messrs. Dubey and Hermelin are consultants to the Company and utilize the Company's address for Company matters. Mr. Dubey’s and Mr. Hermelin’s shares includes 222,043 and 244,752 shares of common stock, respectively, that are held in escrow and subject to partial and full return to Skins Inc. contingent upon the number of share purchase warrants exercised by investors in Skins Inc. within a period of 30 months following the closing of private placements and the Share Exchange Transaction.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

The Company’s securities are currently registered under Section 12 of the Securities Exchange Act of 1934, as amended. As a result, and pursuant to Rule 16a-2, the Company’s directors and officers and holders of 10% or more of its common stock are currently required to file statements of beneficial ownership with regards to their ownership of the Company’s equity securities under Sections 13 or 16 of the Exchange Act. The Company’s current officers, directors and beneficial holders of 10% or more of its equity securities became subject to such requirement and to date, based solely upon a review of Forms 3, 4 and 5 and any amendments thereto furnished to us during the most recent fiscal year, none of the Company’s officers, directors, or 10% holders has failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except for a Form 3 has not been filed for a director appointed in the last fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Skins Footwear Inc.

Skins Footwear Inc. is our wholly-owned subsidiary. We have interlocking executive and director positions with Skins Footwear Inc.

March 2006 Share Exchange Transaction

In March 2006, we completed the Share Exchange Transaction with Skins Footwear Inc. At the closing, Skins Footwear Inc. became a wholly-owned subsidiary of Skins Inc. and all outstanding securities of Skins Footwear Inc. were exchanged for securities of Skins Inc. The following sets forth information with respect to our affiliates holdings prior to the Share Exchange Transaction.

•
Mark Klein, our President, Chief Executive Officer and a Director, received beneficial ownership of 9,758,221 shares of our common stock pursuant to the Share Exchange Transaction. This amount includes 70,200 shares of common stock that are held in escrow and subject to partial and full return to Skins Inc. contingent upon the number of share purchase warrants exercised by investors in Skins Inc. within a period of 30 months following the closing of private placements and the Share Exchange Transaction.

•
Stephen Hochberg, a member of our Board of Directors, received beneficial ownership of 388,080 shares of our common stock pursuant to the Share Exchange Transaction. This amount includes 28,080 shares of common stock that are held in escrow and subject to partial and full return to Skins Inc. contingent upon the number of share purchase warrants exercised by investors in Skins Inc. within a period of 30 months following the closing of private placements and the Share Exchange Transaction.

•
Michael Rosenthal, Chairman of our Board of Directors, received beneficial ownership of 970,200 shares of our common stock pursuant to the Share Exchange Transaction. This amount includes 70,200 shares of common stock that are held in escrow and subject to partial and full return to Skins Inc. contingent upon the number of share purchase warrants exercised by investors in Skins Inc. within a period of 30 months following the closing of private placements and the Share Exchange Transaction

•
Geoffrey Dubey and Joshua Hermelin received 3,068,743 shares and 3,382,603 shares, respectively, of our common stock pursuant to the Share Exchange Transaction. Messrs. Dubey and Hermelin each beneficially own more than 5% of our securities.

Atsco Footwear LLC and Mage LLC

We had entered into a sourcing and buying agent agreement with Atsco Footwear, LLC pursuant to which Atsco Footwear will be responsible for sourcing, commercialization and product line review. According to the agreement, Atsco Footwear will be the exclusive sourcing and development agent for us and will assist us in developing a fit-and-wear tested marketable product. Atsco is responsible for the factory development and output as well as delivery, scheduling, supplier deadlines and other related matters. We will pay commissions to Atsco Footwear for its services under the agreement primarily based on merchandise sourced by Atsco Footwear and shipped to us. We decided not to exercise the option to extend the outsourcing agreement, and consequently we work with Atsco on a month-by-month basis as our non-exclusive sourcing agent in the Far East. Stephen Hochberg, who is a director of our company, is also a director Atsco Footwear.

We had an oral consulting arrangement with Mage LLC pursuant to which Mage LLC receives approximately $5,000 per month for consulting services providing business advisory and financial services. Mage's services to us included strategic planning, development of business plan, and evaluation of funding including negotiation and structure, as well as, interim financial management and accounting services. This arrangement expired in June 2006 when we hired a VP of Finance and Operations and was later renewed on a month to month basis in January 2007. Pursuant to the terms of the renewed consulting agreement, Mage LLC will receive $15,000 per annum. In 2005, Mage Capital Partners, LLC received equity securities in Skins Footwear Inc. in exchange for services provided by Mage LLC. These equity securities were exchanged for 388,080 shares of our common stock upon the closing of the Share Exchange Transaction on March 20, 2006. Mr. Hochberg, a member of our Board of Directors, is Chief Executive Officer of Mage LLC and Mage Capital Partners, LLC.

Consulting Agreements

On April 3, 2006, we entered into consulting agreements with two shareholders, Geoffrey Dubey and Joshua Hermelin, pursuant to which we agreed to issue 50,000 and 72,000 shares of our common shares to Geoffrey Dubey and Joshua Hermelin respectively for an aggregate of 122,000 shares in exchange for consulting services to be provided by the two shareholders over a two year term. The total consulting services were valued at $145,180 based upon the closing price of our common stock of $1.19 per share on the date of the agreement. The consulting services include advising and counseling us with respect to technical, financial and marketing issues, recruitment of qualified personnel and specific technical issues, growth and business plans, and strategic planning. Messrs. Dubey and Hermelin beneficially own approximately 8.9% and 9.8%, respectively, of our outstanding securities. We believe that our arrangements with Messrs. Dubey and Hermelin are at fair market value and are on terms comparable to those that would have been reached in arm's-length negotiations had the parties been unaffiliated at the time of the negotiations.

Policies and Procedures With Respect to Related Party Transactions

The Company does not maintain a formal policy for determining the terms of its related party transactions. Generally, the Company’s Board of Directors is responsible for reviewing all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of our Board of Directors is required for all such transactions. The term "related party transactions" refers to transactions required to be disclosed in the Company’s filings with the SEC pursuant to Item 404 of Regulation S-B.

PROPOSAL NO. 2

RATIFICATION OF AMENDMENT TO THE 2005 INCENTIVE PLAN TO INCREASE AUTHORIZED SHARES

On August 27, 2007, our Board of Directors adopted resolutions approving an amendment to the 2005 Incentive Plan (the “Plan”) to increase the number of shares available for issuance thereunder from 3,375,000 to 5,000,000 shares and directing that the proposed amendment be submitted to a vote of the shareholders at the Meeting. The Board determined that the amendment is in the best interests of the Company and unanimously recommends approval by the shareholders.

Background and Reason for the Proposal

We completed a share exchange transaction on March 26, 2006 pursuant to which we assumed the Skins 2005 Incentive Plan as the stock option plan of Skins, Inc. The 2005 Incentive Plan provides for the granting of stock options, stock appreciation rights, restricted shares, and other stock-based awards for employees, directors and consultants. Immediately after the closing of the Share Exchange Transaction, we assumed share purchase options granted under the 2005 Incentive Plan to purchase an aggregate of 2,109,375 shares at an exercise price of $0.80 per share.

As of June 30, 2007, options covering 3,509,375 shares were issued and outstanding under the Plan at a weighted average exercise price of $0.95 per share had been granted. The amount of shares exceeding the number of shares currently authorized were granted subject to the shareholders approving the increase of shares authorized under the Plan. In order to continue our program of equity-based incentive compensation to attract and retain the personnel necessary for our success and to provide more flexibility to the Compensation Committee, the Board has unanimously approved an amendment to the Plan increasing the number of shares available for issuance and/or grant thereunder by 1,625,000, from 3,375,000 to 5,000,000 shares.

The Plan was adopted in October 2005 to assist in attracting and retaining highly competent employees, directors and consultants to act as an incentive in motivating selected employees, directors and consultants of Skin Shoes, Inc. and its Subsidiaries to achieve long-term corporate objectives and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code. As of August 15, 2007, the approximate number of employees who will be eligible to participate in the Plan is approximately eight and the approximate number of non-employee board members and advisory board members who will be eligible to participate in the Plan is six. In addition, we may grant options to consultants eligible for such grants under the Plan. Administration of the Skin Shoes, Inc. 2005 Incentive Plan (the “2005 Incentive Plan”) is carried out by a committee of the Board of Directors to which the Board of Directors has delegated all or a portion of responsibility for the implementation, interpretation or administration of the 2005 Incentive Plan (the Committee). Our employees, officers directors, consultants are eligible to participate in the 2005 Incentive Plan. The Committee of the 2005 Incentive Plan selects the participants who are granted stock options or stock awards and, consistent with the terms of the 2005 Incentive Plan, will establish the terms of each stock option or stock award. The maximum period in which a stock option may be exercised will be fixed by the Committee.

If an award expires or terminates unexercised or is forfeited to us, or shares covered by an award are used to fully or partially pay the exercise price of an option granted under the Plan or shares are retained by us to satisfy tax withholding obligations in connection with an option exercise or the vesting of another award, those shares will become available for further awards under the Plan. In the event of the exercise of a stock appreciation right, whether or not granted in tandem with an option, only the number of shares of common stock actually issued in payment of the stock appreciation rights is charged against the number of shares of common stock available for issuance under the Plan.

The purchase price for of each share of common stock which may be purchased upon exercise of any option granted under the plan is determined by the Compensation Committee but cannot be less then the fair market value on the date of the grant. The aggregate fair market value of shares granted under the plan to a participant cannot exceed $100,000 first becoming exercisable in any one calendar year.

The Plan also authorizes the grant of restricted stock awards on terms and conditions established by the Compensation Committee. The terms and conditions will include the designation of a restriction period during which the shares are not transferable and are subject to forfeiture.

The Board may terminate the Plan at any time, but the termination of the Plan will not effect any award outstanding at the time of termination and may be exercised after termination of the Plan at any time prior to the expiration date of the award to the same extent the award would have been exercisable had the Plan not terminated.

A copy of the Plan is attached hereto as Exhibit A.

Federal Income Tax Consequences

Non-qualified Stock Options. The grant of non-qualified stock options will have no immediate tax consequences to us or the optionee. The exercise of a non-qualified stock option will require the optionee to include in his gross income the amount by which the fair market value of the acquired shares on the exercise date (or the date on which any substantial risk of forfeiture lapses) exceeds the option price. Upon a subsequent sale or taxable exchange of the shares acquired upon exercise of a non-qualified stock option, the optionee will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares.

We will be entitled (provided applicable withholding requirements are met) to a deduction for Federal income tax purposes at the same time and in the same amount as the optionee is in receipt of income in connection with the exercise of a non-qualified stock option.

Incentive Stock Options. The grant of an incentive stock option will have no immediate tax consequences to the employee. Beginning in 2006, companies are required to recognize an immediate expense from the grant of incentive stock options. If the employee exercises an incentive stock option and does not dispose of the acquired shares within two years after the grant of the incentive stock option nor within one year after the date of the transfer of such shares to him (a "disqualifying disposition"), he will realize no compensation income and any gain or loss that he realizes on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. For purposes of calculating the employee's alternative minimum taxable income, however, the option will be taxed as if it were a non-qualified stock option.

Restricted Common Stock. Generally, unless the participant elects, pursuant to Section 83(b) of the Code to recognize income in the taxable year which the Restricted Stock had been awarded, the participant is required to recognize income for federal income tax purposes in the first taxable year during which the participant’s rights over the Restricted stock are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. At such time, we will be entitled (provided applicable withholding requirements are met) to a deduction for Federal income tax purposes.

THE FOREGOING IS ONLY A GENERAL DISCUSSION AND IS NOT INTENDED TO PROVIDE TAX GUIDANCE. STOCKHOLDERS AND OPTION HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Equity Compensation Plan Information

The following table summarizes the options granted under the Plan as of December 31, 2006.

	# of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,139,375	$0.91	235,625
Equity compensation plans not approved by securities holders	-	-	-
Total	3,139,375	$0.91	235,625

The Board of Directors Recommends a Vote “FOR” The Approval Of An Amendment To The Company’s 2005 Incentive Plan Increasing The Number Of Shares Of Common Stock Available For Issuance Thereunder and Proxies That Are Returned Will Be So Voted Unless Otherwise Instructed.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

For the 2006 fiscal year, Mahoney Cohen provided audit services that included examination of the Company’s annual consolidated financial statements. The Company’s Board of Directors has selected Mahoney Cohen to perform an audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2007 in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The stockholders are being requested to ratify such selection at the Annual Meeting. A representative of Mahoney Cohen is expected to attend the Annual Meeting to make any statements he may desire and to respond to appropriate stockholder questions.

The Board of Directors recommends a vote to ratify the appointment of Mahoney Cohen.

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2006 and 2005

During the two fiscal years ended December 31, 2006, we retained Mahoney Cohen & Company, CPA, P.C. to provide services as follows:

	Fees for the Year Ended December 31, 2006	Fees for the Year Ended December 31, 2005
Service
Audit fees(1)	$93,000	$25,000
Audit-related fees(2)	53,412	-
Tax fees(3)	-	-
All other fees(4)	-	-
Total audit and non-audit fees	$146,412	$25,000

(1)
The aggregate fees billed for fiscal 2006 professional services rendered by the principal accountant for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s forms 10-QSB, or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for this fiscal respectively year was $146,412.

(2)	Fees billed by the principal accountant relating to filing of the Company's Registration Statements.

(3)	There were no tax return preparation fees for fiscal 2006 and fiscal 2005 paid to our principal accountants.

(4)	o fees were billed for each of fiscal 2006 and fiscal 2005 for products and services provided by the principal accountant.

Pre-Approval Policy

The Company’s audit committee pre-approves all services provided by Mahoney Cohen & Company, CPA, P.C. Prior to the engagement of Mahoney Cohen & Company, CPA, P.C. for any non-audit or non-audit related services, the Board of Directors must conclude that such services are compatible with the independence of Mahoney Cohen & Company, CPA, P.C. as our auditors.

Board of Directors Approval of Audit-Related Activities

The Board of Directors has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2006, and has discussed those financial statements with the Company’s management, internal finance staff and independent auditors, with and without management present. The Board of Directors has also discussed with the Company’s independent auditors the results of the independent auditors’ examinations and the judgments of the independent auditors concerning the quality, as well as the acceptability, of the Company’s accounting principles and such other matters that it is required to discuss with the independent auditors under applicable rules, regulations or generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Board of Directors has received from the independent auditors the written disclosures required by the Independence Standards Board and has discussed their independence from the Company and the Company’s management with them, including a consideration of the compatibility of non-audit services with their independence, the scope of the audit and the scope of all fees paid to the independent auditors during the year.

Based on its review and the discussions referred to above, the Board of Directors recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 for filing with the SEC.

NOMINATIONS AND STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Stockholder proposals intended to be presented at the Company’s next Annual Meeting of Stockholders to be held in 2008 must be received at the Company’s principal executive offices no later than January 31, 2008, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act, to be included in the Company’s proxy materials. Stockholders who wish to submit a proposal for consideration at the Company’s 2008 Annual Meeting of Stockholders, but who do not wish to submit a proposal for inclusion in the Company’s Proxy Statement, must, in accordance with the Company’s Bylaws, deliver a copy of their proposal no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of this Annual Meeting.

In the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s Annual Meeting or if the Company has not previously held an Annual Meeting, then notice must be delivered not earlier than the close of business on the 90th day prior to such Annual Meeting and not later than the close of business on the later of the 60th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an Annual Meeting to a later date or time commence a new time period for the giving of a stockholders’ notice as described above.

In either case, proposals should be delivered to Skins Inc., 1115 Broadway, 12th Floor, New York, NY 10010, Attention: Deborah A. Gargiulo, Corporate Secretary. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders who wish to contact any of the Company’s Board of Directors either individually or as a group may do so by writing to them c/o Deborah A. Gargiulo, Corporate Secretary, Skins Inc., 1115 Broadway, 12th Floor, New York, NY 10010. Each writing stockholder should specify whether the communication is directed to the entire Board of Directors or to a particular director. Company personnel will review the communications and screen improper and irrelevant communications such as solicitations.

OTHER BUSINESS

The Board of Directors does not know of any other matter to be acted upon at the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

FOR THE BOARD OF DIRECTORS

Deborah A. Gargiulo
Corporate Secretary

Dated: August 31, 2007
New York, New York

ANNUAL MEETING OF STOCKHOLDERS OF

SKINS INC.

September 28, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒
1.	Election of	FOR ALL THE NOMINEES	WITHHOLD	FOR ALL EXCEPT	NOMINEES:
	Directors		AUTHORITY FOR ALL	(See instructions below)
NOMINEES
		☐	☐	☐	☐	Mark Klein
					☐	Michael J. Rosenthal
					☐	Stephen Hochberg
					☐	Steve Reimer
					☐	Frank Zambrelli

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

2.
Approve an amendment of the Company’s 2005 Incentive Plan to increase by 1,625,000 shares, to a total of 5,000,000 shares the number of shares of the Company that are available for issuance under the 2005 Incentive Plan.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3.	Ratify the appointment of Mahoney Cohen & Company, CPA, P.C., as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Please check here if you plan to attend the meeting.	☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SKINS INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 28, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of Skins Inc., a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated August 31, 2007, and hereby appoints Mark Klein, the Company’s Chief Executive Officer, and Deborah A. Gargiulo, the Company’s Chief Financial Officer, or either of them acting singly in the absence of the other, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Skins Inc. to be held on September 28, 2007, at 10:00 a.m. Eastern Standard Time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

      THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSALS 2 AND 3 AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE

ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)